Exhibit 99.1

Turn Therapeutics’ GX-03 Technology Named as One of “Five Novel Mechanisms Reshaping Atopic Dermatitis Treatment” by Patient Care Online Magazine

Turn’s Topical IL36/IL31 Inhibitor Named Alongside Other Phase 2 & 3 Candidates from Amgen, Sanofi, Leo Pharma, Apogee Therapeutics, and Nektar Therapeutics

Los Angeles, CA — November 11, 2025 — Turn Therapeutics Inc. (Nasdaq: TTRX), a clinical-stage biotechnology company developing dermatologic, advanced wound, and infectious disease therapies, today announced it has been named as one of the “Five Novel Mechanisms Reshaping Atopic Dermatitis Treatment” by Patient Care Online Magazine.

“We are honored to have our GX-03 technology be recognized as a top innovation by this widely read online magazine and this surprise designation further validates our goal of bringing best-in-class eczema products to patients in need,” said Bradley Burnam, Founder and Chief Executive Officer of Turn Therapeutics. “IL-36 is implicated in the inflammatory cascade behind atopic dermatitis, eczema and psoriasis, and our technology, with its novel mechanism of action, represents the first topical agent to address this target, offering patients a potential alternative to systematics and injectables. Our studies have demonstrated GX-03’s ability to inhibit several key targets including IL-36 alpha, IL-31, as well as IL-4 and IL-36 gamma, all of which are linked to both eczema and psoriasis. We are working diligently to bring our proprietary pipeline of therapeutics to market and look forward to announcing topline data from our lead program in severe eczema in early 2026.”

Patient Care Online is a comprehensive educational and clinical news resource for office-based care clinicians of all backgrounds. Using a variety of media, Patient Care Online provides practical information across the range of disease states and conditions seen daily in frontline clinical practice. Clinicians come to Patient Care Online for news on drug approvals and commentary on the most current research, for video and podcast interviews with primary investigators and clinician thought leaders, for slide shows that provide at-a-glance highlights of clinical trials, professional society guidelines, and trending data, all developed with a focus on application to improve patient care.

About Turn Therapeutics

Turn Therapeutics is a biotechnology company developing and commercializing products for dermatology, wound care, and infectious disease. The Company has received three FDA clearances for its proprietary wound and dermatology formulations and is advancing late-stage clinical programs in eczema and onychomycosis. In addition, Turn is pursuing global health initiatives in thermostable vaccine delivery designed to serve underserved areas worldwide, reflecting its commitment to public health innovation.

Forward-Looking Statement

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “suggest,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Turn’s current expectations and are subject to inherent uncertainties, risks, and assumptions that are difficult to predict, including risks related to the timing and effectiveness of the Company’s registration statement, the success of development programs, and the Company’s ability to execute its strategic plan. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Turn Therapeutics in general, see the risk disclosures in the Company’s filings with the SEC. All such forward-looking statements speak only as of the date they are made, and Turn undertakes no obligation to update or revise these statements, whether as a result of new information, future events, or otherwise.

Investor Relations:

Monique Kosse, Managing Director

Gilmartin Group

Investors@TurnTherapeutics.com

Media Contact:

media@TurnTherapeutics.com